UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2017

Novanta Inc.

(Exact name of Registrant as Specified in Its Charter)

New Brunswick, Canada	001-35083	98-0110412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 266-5700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2017, Novanta Inc. (the “Company”) and the Company’s wholly owned subsidiaries, Novanta Corporation ( “Novanta”), Novanta UK Investments Holding Limited (“Novanta U.K.”), and Novanta Europe GmbH (“Novanta GmbH” and, together with Novanta and Novanta U.K., “the Borrowers”), each of the Company’s other subsidiaries party thereto as guarantors (the “Guarantors”), each lender party thereto, and Bank of America, N.A., as Administrative Agent, entered into an amendment (the “Third Amendment”) to the Second Amended and Restated Credit Agreement, dated as of May 19, 2016, by and among the Company, the Borrowers, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, JP Morgan Chase Bank, N.A., as joint lead arranger, co-syndication agent and lender, Wells Fargo Securities LLC, as joint lead arranger, Wells Fargo Bank, National Association, as co-syndication agent and lender, Silicon Valley Bank, as co-documentation agent and lender, TD Bank, N.A., as co-documentation agent and lender, Bank of Montreal, as co-documentation agent and lender, and HSBC Bank USA, N.A, as a lender (as amended prior to the Third Amendment, the “Second Amended and Restated Credit Agreement”).

The Third Amendment increased the revolving credit facility commitment under the Second Amended and Restated Credit Agreement by $100 million, from $225 million to $325 million, and reset the uncommitted accordion feature to $125 million for potential future expansion. Additionally, the Third Amendment increased the term loan balance by $25 million, from $65.6 million to $90.6 million.

Under the Third Amendment, the Company is required to pay quarterly scheduled principal repayments of $2.3 million beginning in October 2017, with the final installment of $56.1 million due in May 2021, if the maturity date of the term loan facility is not otherwise extended.  Subject to certain exceptions, the Company is required to prepay outstanding loans under the Second Amended and Restated Credit Agreement with the net proceeds of certain asset dispositions and incurrences of certain debt.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in connection with the Third Amendment is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1

Third Amendment, dated August 1, 2017, to Second Amended and Restated Credit Agreement (dated as of May 19, 2016) by and among Novanta Inc., Novanta Corporation, Novanta UK Investments Holding Limited, Novanta Europe GmbH, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.
(Registrant)

Date: August 3, 2017	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Third Amendment, dated August 1, 2017, to Second Amended and Restated Credit Agreement (dated as of May 19, 2016) by and among Novanta Inc., Novanta Corporation, Novanta UK Investments Holding Limited, Novanta Europe GmbH, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.